UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

BARNES & NOBLE EDUCATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMPORTANT ALERT

TO STOCKHOLDERS WHO HAVE NOT YET VOTED:

We have been trying to reach you with regard to the Special Meeting of Barnes &

Noble Education, Inc. Stockholders on June 5, 2024…now less than one week away!

Why is the Special Meeting so important?

Your Board seeks your support for certain proposals related to our recently announced

Rights Offering and the proposed transactions related to the Purchase Agreement, as detailed in the proxy materials (the “Core Proposals”). If the Core Proposals are not

approved, we expect that we will likely need to file for bankruptcy protection.

For this reason, our Board seeks your vote “FOR’’ all items on the agenda.

Why is my vote so important?

Your vote FOR could impact the future value of your investment,

as it will help your company avoid the risk of bankruptcy.

We need your support—YOUR VOTE MATTERS!

Is voting easy?

YES--YOU CAN VOTE WITH ONE SIMPLE PHONE CALL!

You can vote just by calling Innisfree, our proxy solicitor, at:

1 (877) 800-5185 (toll-free from the U.S and Canada) or

+1 (412) 232-3651 (from other locations),

10:00 am-7:00 pm ET, Monday-Friday; 10:00am-2:00pm ET, Saturday.

Innisfree can record your vote directly by phone.

THANK YOU FOR YOUR SUPPORT!